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                                                                  Exhibit 10.9.1

                               FIRST AMENDMENT TO

                              EMPLOYMENT AGREEMENT

          This First Amendment to Employment Agreement (the "First Amendment") is made and entered into as of May 19, 1997, by and between KENNEDY-WILSON, INC., a Delaware corporation, with its principal office located in Santa Monica, California (the "Company"), and Richard Mandel, an individual ("Employee").

                                    RECITALS

          WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 1, 1997, (the "Agreement"), providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

          WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Employee's Stock Option Grants.

                             AMENDMENT TO AGREEMENT

          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of May 19, 1997 as follows:

          1. Section 5 c) of the Employment Agreement is deleted in its entirety and the following is inserted in lieu thereof:

               5 c). Effective January 1, 1997, the Company shall grant to Employee under the Company's 1992 Incentive and Non-Statutory Stock Option Plan nontransferable incentive and non-statutory options to purchase an aggregate of 10,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on the date the grant of such options are approved on such terms and subject to such conditions as are set forth in the Stock Option Agreement between the Company and Employee.

               The Company shall also grant to Employee under the Company's 1992 Incentive and Non-Statutory Stock Option Plan non-transferable incentive and non-statutory options to purchase an aggregate of 35,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on the date the grant of such options were approved, May 19, 1997, on such terms and subject to such conditions as are set forth in the Stock Option agreement between the Company and the Employee.

          Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

          IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first above written.

KENNEDY-WILSON, INC.                          ATTEST:
a Delaware corporation

/s/ James C. Ozello                           /s/ Kent Y. Mouton
-------------------                           ------------------
Acting Secretary                              Kent Y. Mouton
Compensation/Stock Option Committee           Chairman, Compensation/Stock
                                              Option Committee


/s/ Richard Mandel                            /s/ Freeman Lyle
------------------                            ----------------
Richard Mandel                                Freeman Lyle
                                              Executive Vice President and
                                              Chief Financial Officer